EXHIBIT 99.1


                       CabelTel International Corporation
                       Reports 2006 Second Quarter Results

Dallas, Texas (Business Wire) August 17, 2006: CabelTel International Corporation (AMEX: GBR, "the Company"), a Dallas-based company with investments, as of June 30, 2006, in a retirement center, a North Texas outlet mall and gas and oil wells, today reported a net income of $1.2 million or $1.25 per share for the six months ended June 30, 2006, compared to a net loss of $297,000 or $0.30 per share for the same period in 2005.

Key items for the six months ended June 30, 2006, compared to the same period in 2005 included:

The Company reported net income of $1.2 million for the six months ended June 30, 2006 as compared to a net loss of $297,000 for the same period in 2005.

For the six months ended June 30, 2006, the Company recorded revenues of $2.2 million for its real estate operations, as compared to $2.2 million for the same period in 2005.

For the six months ended June 30, 2006, revenues for the oil and gas operation was $995,000 as compared to $810,000 for the same period in 2005. The increase was due principally to increases in the price of crude oil.

For the six months ended June 30, 2006, real estate operating expenses were $1.6 million as compared to $1.3 million for the six months ended June 30, 2005. The increase was due principally to increases in operating costs, including promotional expenses, for the Gainesville outlet mall during the period.

For the six months ended June 30, 2006, operating expenses for the oil and gas operation were $726,000 as compared to $559,000 for the same period in 2005. The increase was due principally to the cost of well repairs.

For the six months ended June 30, 2006, interest income was $322,000 as compared to $68,000 for the same period in 2005. The increase was due principally to an increase in notes receivable due from CableTEL AD, a related party, in 2006, as compared to 2005.

Interest expense was $615,000 for the six months ended June 30, 2006 as compared to $268,000 for the six months ended June 30, 2005. The increase was primarily due to interest paid on borrowings which funded the increased notes receivable from CableTEL mentioned above.



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Pursuant to an agreement  rescinding the acquisition of CableTEL AD, the Company received a "break up fee" of a $1.5 million participation in a $2.4 million bond. The Company recorded the $1.5 million, net of expenses, as other income in June 2006. The Company also sold its Gaywood Oil & Gas subsidiaries for $1.7 million in June of 2006 and recorded a gain on the sale of $418,000.

CabelTel International Corporation (AMEX: GBR) is a Dallas-based company with investments in a retirement center, gas and oil wells, a North Texas outlet mall and a Bulgarian telecommunications company. For more information, go to the Company's website at www.cabeltel.us.

       Certain statements in this media release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. The words "estimate", "plan", "intend", "expect", "anticipate", "believe" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are found at various places throughout this Report and in the documents incorporated herein by reference. CabelTel International Corporation disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Although we believe that our expectations are based upon reasonable assumptions, we can give no assurance that our goals will be achieved. Important factors that could cause our actual results to differ from estimates or projects contained in any forward-looking statements are described under ITEM 1A. RISK FACTORS in the Company's Form 10-K for the fiscal year ended December 31, 2005.

       Contact:
       Gene Bertcher or Oscar Smith (972) 407-8400













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

                       CabelTel International Corporation
                      Consolidated Statements of Operations
                  (Amounts in thousands, except per share data)

                                                  For The Three Month          For The Six Month
                                                      Period Ended                Period Ended
                                                        June 30,                    June 30,
                                                   2006          2005          2006          2005
                                                ----------    ----------    ----------    ----------
                                                       (Unaudited)                (Unaudited)
Revenue
   Real estate operations                       $    1,072    $    1,136    $    2,222    $    2,236
   Oil and gas operations                              541           396           995           810
                                                ----------    ----------    ----------    ----------
                                                     1,613         1,532         3,217         3,046
                                                ----------    ----------    ----------    ----------

Operating expenses
   Real estate operations                              704           770         1,561         1,457
   Oil and gas operations                              374           319           780           612
   Lease expense                                       238           231           474           462
   Corporate general and administrative                249           268           563           532
                                                ----------    ----------    ----------    ----------
                                                     1,565         1,588         3,324         3,063
                                                ----------    ----------    ----------    ----------

            Operating earnings (loss)                   48           (56)         (107)          (17)

Other income (expense)
   Interest income                                       5            28           322            68
   Interest expense                                   (155)         (133)         (615)         (268)
   Net gain (loss) on sale of assets                   418          --             418          (118)
   Other                                             1,531            18         1,532            50
                                                ----------    ----------    ----------    ----------
                                                     1,799           (87)        1,657          (268)
                                                ----------    ----------    ----------    ----------

Income (loss) from continuing operations             1,847          (143)        1,550          (285)

(Loss) from discontinued operations                   --             (17)         --             (12)

Provision for income taxes                             330          --             330          --

Net income (loss) applicable to common shares   $    1,517    $     (160)   $    1,220    $     (297)

Earnings (loss) per share - basic
   Continuing operations                        $     1.55    $    (0.15)   $     1.25    $    (0.29)
   Discontinued operations                            --           (0.01)         --           (0.01)
                                                ----------    ----------    ----------    ----------
   Net loss per share                           $     1.55    $    (0.16)   $     1.25    $    (0.30)
                                                ----------    ----------    ----------    ----------

Basic weighted average common shares                   977           977           977           977



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                       CabelTel International Corporation
                           Consolidated Balance Sheets
                             (Amounts in thousands)

                                                       June 30,     December 31,
Assets                                                   2006           2005
                                                     (Unaudited)
                                                     ------------   ------------

Current assets
   Cash and cash equivalents                         $        332   $        650
   Accounts receivable-trade                                  240            339
   Note receivable                                              6            306
   Other current assets                                     1,838            179
                                                     ------------   ------------

            Total current assets                            2,416          1,474

Notes receivable net of deferred income                     1,809            309

Property and equipment, at cost
   Land and improvements                                    2,232          2,232
   Buildings and improvements                               5,304          5,298
   Equipment and furnishings                                  302            292
   Proven oil and gas properties (full cost method)          --            1,401
                                                     ------------   ------------
                                                            7,838          9,223
             Less accumulated depreciation and
                     depletion                                835            963
                                                     ------------   ------------
                                                            7,003          8,260

Deferred tax asset                                            831          1,161

Due from CableTEL AD - related party                         --            8,004

Other assets                                                  854            872
                                                     ------------   ------------

                                                     $     12,913   $     20,080
                                                     ============   ============



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                       CabelTel International Corporation
                           Consolidated Balance Sheets
                             (Amounts in thousands)

                                                     June 30,      December 31,
Liabilities and Stockholders' equity                   2006            2005
                                                   (Unaudited)
                                                   ------------    ------------

Current liabilities
   Current maturities of long-term debt            $      2,486    $      2,383
   Accounts payable - trade                                 547             842
   Accrued expenses                                       1,154           1,236
   Other current liabilities                                414             371
                                                   ------------    ------------

            Total current liabilities                     4,601           4,832

Long-term debt                                            6,147          13,560

Other long term liabilities                                 193             936
                                                   ------------    ------------

           Total liabilities                             10,941          19,328

Stockholders' equity
   Preferred stock, Series B                                  1               1
   Preferred stock, Series J 2%                            --             3,150
   Preferred stock, Series J 2% contra equity              --            (3,150)
   Common stock $.01 par value; authorized,
            4,000,000 shares; 976,955 shares
            issued and outstanding                           10              10
   Additional paid-in capital                            55,966          55,966
   Accumulated deficit                                  (54,005)        (55,225)
                                                   ------------    ------------

                                                          1,972             752
                                                   ------------    ------------

                                                   $     12,913    $     20,080
                                                   ============    ============